Exhibit 4.1

SEASPAN CORPORATION

- and –

THE WASHINGTON ENTITIES SPECIFIED HEREIN

REGISTRATION RIGHTS AGREEMENT

January 14, 2019

(i)

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 14, 2019, by and between Seaspan Corporation, a corporation existing under the laws of the Republic of The Marshall Islands (the “Company”), and each of the investors specified on the signature pages hereto (the “Washington Entities”).

WHEREAS, as of the date hereof, the Washington Entities own all the Registrable Shares (as defined herein) of the Company and are the Holders (as defined herein);

WHEREAS, the audit committee of the Board of Directors (the “Board”) of the Company has determined that it is in the best interest of the Company and its shareholders to enter into this Agreement; and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. The terms set forth below are used herein as so defined:

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person.

“Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Board” has the meaning specified therefor in the recitals of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in Vancouver, Canada, the Republic of the Marshall Islands or the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Common Shares” means Class A common shares, par value $0.01 per share, of the Company.

“Company” has the meaning specified therefor in the recitals of this Agreement.

“Company Underwritten Offering” has the meaning specified therefor in Section 2.06 of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Controlling Person” has the meaning specified therefor in Section 2.07(i) of this Agreement.

“Effective Date” means the time and date as of which the Commission declares the Washington Resale Registration Statement effective or as of which the Washington Resale Registration Statement otherwise becomes effective.

“Effectiveness Period” means the period beginning on the Effective Date and ending at the time all Registrable Shares covered by the Washington Resale Registration Statement have ceased to be Registrable Shares.

“Electing Holders” has the meaning specified therefor in Section 2.05 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Holder” means the Washington Entities and any other Person who acquire Registrable Shares from time to time in accordance with Section 2.13 of this Agreement, in each case, for so long as such Person owns any Registrable Shares.

“Holders’ Counsel” means one counsel for all the selling Holders chosen by Holders.

“Inspectors” has the meaning specified therefor in Section 2.07(k) of this Agreement.

“Loss” has the meaning specified therefor in Section 2.11(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Person” means an individual or a corporation, limited liability company, corporation, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.06 of this Agreement.

“Records” has the meaning specified therefor in Section 2.07(k) of this Agreement.

“Registrable Shares” means the 52,810,939 Common Shares held by the Washington Entities as of the date hereof until such time as they cease to be Registrable Shares pursuant to Section 1.02 of this Agreement.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, (i) all registration and filing fees and any other fees and expenses associated with filings required to be made with the SEC (or any other securities exchange or inter-dealer quotation system on which Common Shares are at such time admitted for trading or otherwise quoted), (ii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iii) fees and disbursements of counsel for the Company, (iv) blue sky fees and expenses, (v) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange or quotation of the Registrable Shares on any inter-dealer quotation system, (vi) expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration.

“Rule 144,” “Rule 145” and “Rule 415” means, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” means all fees and disbursements of Holders’ Counsel and all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Shares under the Washington Resale Registration Statement pursuant to the terms of this Agreement.

“Selling Shareholder Information” has the meaning specified therefor in Section 2.11(b) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Shares from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Shares are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or “block trade” with one or more investment banks.

“Underwritten Offering Demand Notice” has the meaning specified therefor in Section 2.05 of this Agreement.

“Violation” has the meaning specified therefor in Section 2.11(a) of this Agreement.

“Washington Entities” has the meaning specified therefor in the recitals of this Agreement.

“Washington Resale Registration Statement” means the registration statement of the Company on an appropriate form relating to the registration, under the Securities Act, for resale of Registrable Shares pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, including the prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Section 1.02    Registrable Shares. Any Registrable Share shall cease to be a Registrable Share at the earliest of the following: (i) when a registration statement covering such Registrable Share becomes or has been declared effective by the Commission and such Registrable Share has been sold or disposed of pursuant to such effective registration statement; (ii) when such Registrable Share has been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (iii) when Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) is available for the sale or other disposition of such Registrable Share without limitation during a three-month period, (iv) when such Registrable Share is held by the Company; or (v) when such Registrable Share has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.13 hereof.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01    Common Shares Shelf Registration. The Company agrees, on or prior to seventy-five (75) days after the date of this Agreement, to prepare and file with the Commission the Washington Resale Registration Statement. The Washington Resale Registration Statement shall be on Form F-3 or, if Form F-3 is not then available to the Company, on Form F-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Shares and shall contain a prospectus in such form as to permit any Selling Holder covered by the Washington Resale Registration Statement to sell such Registrable Shares pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the Effective Date for the Washington Resale Registration Statement.

The Company shall use its reasonable best efforts to cause the Washington Resale Registration Statement filed pursuant to this Section 2.01 to be declared effective under the Securities Act as promptly as practicable after filing.

The Washington Resale Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.05 of this Agreement. During the Effectiveness Period, the Company shall use its reasonable best efforts to cause the Washington Resale Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Washington Resale Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Shares until all Registrable Shares have ceased to be Registrable Shares. Such other registration statement shall then be the Washington Resale Registration Statement for purposes of this Agreement.

As soon as practicable following the Effective Date of the Washington Resale Registration Statement, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of the Washington Resale Registration Statement. When effective, the Washington Resale Registration Statement (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Washington Resale Registration Statement, in the light of the circumstances under which a statement is made).

If at any time the Commission deems the registration of any Registrable Shares to be a primary offering by the Company, and the Commission prohibits the use of Rule 415 under the Securities Act (or any similar provision then in force) to sell such Registrable Shares on a delayed or continuous basis, then the parties agree that the Company’s failure to have the Washington Resale Registration Statement declared effective shall not be a breach of this Agreement. In such event, the Company shall be permitted to exclude from the Washington Resale Registration Statement such number of Registrable Shares so as to allow the Washington Resale Registration Statement to be eligible for Rule 415. In the event that any Registrable Shares are excluded from the Washington Resale Registration Statement for purposes of maintaining eligibility to use Rule 415, the number of Registrable Shares to be registered for each Holder in the Washington Resale Registration Statement shall be reduced pro rata among all then applicable Holders, unless otherwise agreed in writing among the Company and the Holders.

Section 2.02    [Reserved.]

Section 2.03    [Reserved.]

Section 2.04    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) all Holders, delay the filing of the Washington Resale Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Shares are included in the Washington Resale Registration Statement, suspend such Selling Holder’s use of any prospectus that is a part of the Washington Resale Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Shares pursuant to the Washington Resale Registration Statement but may settle any previously made sales of Registrable Shares) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, restructuring, disposition or other similar transaction and the Board determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Washington Resale Registration Statement or other filings or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Washington Resale Registration Statement (or such filings) to become effective or to promptly amend or supplement the Washington Resale Registration Statement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board, would materially adversely affect the Company; provided, however, in no event shall (A) such filing of the Washington Resale Registration Statement be delayed under clauses (x) or (y) of this Section 2.04 for a period that exceeds sixty (60) days or (B) such Selling Holders be suspended under clauses (x) or (y) of this Section 2.04 from selling Registrable Shares pursuant to the Washington Resale Registration Statement for a period that exceeds an aggregate of ninety (90) days in any twelve (12) month period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one (1) Business Day of such disclosure or termination, to the Selling Holders whose Registrable Shares are included in the Washington Resale Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Shares as contemplated in this Agreement.

Section 2.05    Underwritten Offerings. Upon request by a Holder or Holders (such request, an “Underwritten Offering Demand Notice” and such electing Holders, the “Electing Holders”), as long as the Electing Holders collectively own more than 10% of the Company’s Common Shares, the Company shall retain underwriters in order to permit the Electing Holders to effect an Underwritten Offering; provided, however, that the Holders shall have the option and right to require the Company to effect not more than three (3) Underwritten Offerings pursuant to and subject to the conditions of this Section 2.05, subject to a maximum of two (2) Underwritten Offerings during any twelve (12)-month period.

In connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters, but only with the consent of the Electing Holders (not to be unreasonably conditioned, withheld or delayed). In connection with an Underwritten Offering contemplated by this Agreement, each Electing Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Electing Holder may participate in such Underwritten Offering unless such Electing Holder agrees to sell its Registrable Shares on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Electing Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Electing Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Electing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Electing Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by applicable law.

If any Electing Holder disapproves of the terms of an underwriting, such Electing Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than immediately prior to the time of pricing of such Underwritten Offering. If the registration statement relating to an Underwritten Offering is suspended pursuant to Section 2.04, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Holders have the right and option to request under this Section 2.05. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses pursuant to Section 2.10. If all Electing Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will be considered an Underwritten Offering and will decrease the number of available Underwritten Offerings the Holders have the right and option to request under this Section 2.05 unless in connection with such withdrawal the Electing Holders reimburse the Company for its Registration Expenses, in which case such withdrawal will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Holders have the right and option to request under this Section 2.05.

Except as otherwise set forth in this Section 2.05 or Section 2.06, the Company shall not include in any Underwritten Offering any securities which are not Registrable Shares without the prior written consent of the Selling Holders. If the Managing Underwriter of a proposed Underwritten Offering advises the Company and the Selling Holders of Registrable Shares in writing that in its opinion the number of Registrable Shares proposed to be included in the Underwritten Offering exceeds the number of Registrable Shares which can be sold in such Underwritten Offering and/or the number of Registrable Shares proposed to be included in such Underwritten Offering would adversely affect the price of the Registrable Shares proposed to be sold in such Underwritten Offering, the Company shall include in such Underwritten Offering (i) first, the Registrable Shares the Selling Holders propose to sell, and (ii) second, the Common Shares proposed to be included therein by any other Persons (including Common Shares to be sold for the account of the Company and/or other holders of Common Shares) allocated among such Persons in such manner as they may agree. If the Managing Underwriter determines that less than all of the Registrable Shares proposed to be sold can be included in such offering, then the Registrable Shares that are included in such offering shall be allocated pro rata among the respective Selling Holders thereof on the basis of the number of Registrable Shares owned by each such Selling Holder, unless otherwise agreed in writing among the Company, the Selling Holders and the Managing Underwriter.

Section 2.06    Piggyback Offering. If the Company shall at any time propose to conduct an underwritten offering of Common Shares for cash (a “Company Underwritten Offering”) for its own account or for the account of any other Persons (excluding, for the avoidance of doubt, (i) an offering pursuant to a registration statement on Form S-8 or other offering relating solely to an employee benefit plan, (ii) an offering pursuant to a registration statement on Form F-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto or (iii) an offering in connection with any dividend or distribution reinvestment or similar plan), the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least ten (10) Business Days before) the commencement of the offering, which notice will set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), if known, the anticipated filing date of the registration statement (if applicable) and the number of Common Shares that are proposed to be offered (the “Piggyback Notice”); provided, however, notwithstanding any other provision of this Agreement, if the Managing Underwriter(s) of a Company Underwritten Offering

advises the Company that in their opinion the inclusion of any of a Holder’s Registrable Shares requested for inclusion in the subject Company Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Common Shares proposed to be included in such Company Underwritten Offering, the Company shall have no obligation to provide a Piggyback Notice to such Holder and such Holder shall have no right to include any Registrable Shares in such Company Underwritten Offering. The Piggyback Notice shall offer the Holders the opportunity to include in such Company Underwritten Offering the number of Registrable Shares as they may request. The Company shall use its reasonable best efforts to include in each such Company Underwritten Offering such Registrable Shares for which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Piggyback Notice.

If the Managing Underwriter(s) of a Company Underwritten Offering advise the Company and the Holders who have requested their Registrable Shares be included in such offering following a Piggyback Notice that in its or their opinion the inclusion of all of such Holders’ Registrable Shares requested for inclusion in the subject Company Underwritten Offering (and any other Common Shares proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Shares proposed to be included in such offering by the Company, the Company shall include in such Company Underwritten Offering only that number of Common Shares proposed to be included in such Company Underwritten Offering that, in the opinion of the Managing Underwriter(s), will not have such adverse effect, with such number to be allocated as follows:

(a)    first, up to 100% of the Common Shares that the Company or any Person (other than a Holder) exercising a contractual right that existed as of the date of this Agreement to demand registration, as the case may be, proposes to include in the Company Underwritten Offering;

(b)    second, and only if all of the Common Shares, if any, referred to in clause (a) have been included, up to 100% of the Common Shares proposed to be offered by security holders having registration rights existing prior to the date of this Agreement;

(c)    third, and only if all of the Common Shares referred to in clause (b) have been included, pro rata (based on the number of Common Shares held by each such Person or Holder) among (i) any Person or Persons exercising a contractual right that was granted by the Company after the date of this Agreement to demand registration and (ii) all the Holders who have requested participation in such Company Underwritten Offering; and

(d)    fourth, and only if all of the Registrable Shares and other Common Shares referred to in clause (c) have been included in such registration, any Common Shares eligible for inclusion in such registration other than those set forth in clauses (a) through (c) above.

If any Holder disapproves of the terms of any such Company Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the Managing Underwriter(s) delivered on or prior to the time of the commencement of such offering.

The Company shall have the right to terminate or withdraw any Company Underwritten Offering initiated by it under this Section 2.06 at any time in its sole discretion whether or not any Holder has elected to include Registrable Shares. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.10 hereof.

Section 2.07    Sale Procedures. In connection with its obligations under this Article II, the Company shall, as expeditiously as possible:

(a)    use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to the Washington Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Washington Resale Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Washington Resale Registration Statement;

(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Washington Resale Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Shares, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;

(c)    furnish to each Selling Holder (i) as far in advance as is reasonably practicable before filing the Washington Resale Registration Statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission other than annual or quarterly reports on Form 20-F or 6-K, respectively, current reports on Form 6-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two (2) Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Washington Resale Registration Statement or any supplement or amendment thereto, and (ii) such number of copies of the Washington Resale Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares covered by the Washington Resale Registration Statement;

(d)    if applicable, use its reasonable best efforts to register or qualify the Registrable Shares covered by the Washington Resale Registration Statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Washington Resale Registration Statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to the Washington Resale Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Washington Resale Registration Statement or any prospectus or prospectus supplement thereto;

(f)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Washington Resale Registration Statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Washington Resale Registration Statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use its reasonable best efforts to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Shares;

(h)    in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion or opinions of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion or opinions and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;

(i)    if the Washington Resale Registration Statement refers to any Selling Holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such Selling Holder is or might be deemed to be an underwriter or “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, such Selling Holder shall have the right to require the insertion therein of language, in form and substance satisfactory to such Selling Holder and presented to the Company in writing, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Selling Holder shall assist in meeting any future financial requirements of the Company;

(j)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(k)    make available for inspection by any Selling Holder of Registrable Shares, any underwriter participating in any disposition pursuant to the Washington Resale Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with the Washington Resale Registration Statement; provided, that the Company need not disclose any non-public information to any such person unless and until such person has entered into a confidentiality agreement with the Company;

(l)    use its reasonable best efforts to cause all such Registrable Shares registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Shares are then listed or quoted;

(m)    use its reasonable best efforts to cause the Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Shares;

(n)    obtain the consent or approval of each governmental agency or authority, whether federal, state, provincial or local, which may be required to effect the Washington Resale Registration Statement or the offering or sale in connection therewith or to enable the Selling Holders to offer, or consummate the disposition of, their Registrable Shares in the United States;

(o)    provide CUSIP numbers for all Registrable Shares, not later than the Effective Date;

(p)    take all action reasonably necessary to ensure that all Registrable Shares are eligible for deposit with The Depository Trust Company;

(q)    provide a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the Effective Date;

(r)    negotiate in good faith customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Shares (including making appropriate officers of the Company available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Shares));

(s)    if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such Selling Shareholder Information as such Selling Holder reasonably requests to be included therein; provided, however, such Selling Shareholder Information is required by the rules and regulations of the Commission or pursuant to comments of the Commission staff and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(t)    otherwise use its reasonable best efforts to take all other actions necessary or advisable to effect the registration of such Registrable Shares contemplated hereby and to ensure that the transactions contemplated herein are effected as so contemplated.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.07(f), shall forthwith discontinue offers and sales of the Registrable Shares by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.07(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

Section 2.08    Cooperation by Holders. The Company shall have no obligation to include Registrable Shares of a Holder in the Washington Resale Registration Statement who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement, prospectus or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.09    Restrictions on Public Sale by Holders of Registrable Shares. To the extent requested by the Managing Underwriter, each Holder of Registrable Shares that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Shares during the ninety (90) day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.09 shall not apply to any Registrable Shares that are included in such Underwritten Offering by such Selling Holder.

Section 2.10    Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities registered.

Section 2.11    Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon any of the following (each, a “Violation” and collectively “Violations”): (i) any untrue or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Shares were registered under the Securities Act (including any prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law in connection with the offering covered by such registration statement or (iv) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party (x) to the extent that any such Loss arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (y) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary prospectus relating to Registrable Shares, if a prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Shares at least five (5) days prior to the written confirmation of the sale of the Registrable Shares to such Person and a copy of such prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Shares to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)    Indemnification by Each Holder of Registrable Shares. Each Holder of Registrable Shares agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective representatives, from and against any Losses resulting from any Violations, in each case, to the extent, but only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder (the “Selling Shareholder Information”) expressly for use in the preparation thereof and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Shares to the Person asserting the claim. In no event shall the liability of any Holder of Registrable Shares hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Shares giving rise to such indemnification obligation.

(c)    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.11(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)    Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.11 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with the Washington Resale Registration Statement filed with the Commission by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.11(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.11(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.11(a) and Section 2.11(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.11(d), in connection with any Shelf Registration Statement filed by the Company, a selling Holder of Registrable Shares shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Shares giving rise to such contribution obligation. If indemnification is available under this Section 2.11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.11(a) and Section 2.11(b) hereof without regard to the provisions of this Section 2.11(d). The remedies provided for in this Section 2.11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)    Other Indemnification. The provisions of this Section 2.11 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.12    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to, so long as a Holder owns any Registrable Shares:

(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect);

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)    furnish, unless otherwise available electronically at no additional charge via the Commission’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Shares without registration; and

(d)    take such further action as any Holder may reasonably request to enable such Holder to sell such Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.13    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares granted to the Holders by the Company under this Article II may be transferred or assigned by a Holder to one or more transferees or assignees of Registrable Shares without the consent of the Company prior to the initial filing of the Washington Resale Registration Statement; provided, however, that (i) the Company is given written notice of said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the Registrable Shares with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee is an Affiliate or subsidiary of the Washington Entities and (iii) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Holder under this Agreement.

Section 2.14    Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder; or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to their respective securities or organizational documents that violates or subordinates the rights expressly granted to the Holders of Registrable Shares in this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01    Communications. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)    if to the Company:

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong

Facsimile: 852-2540-1689

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Facsimile: 212-354-8113

Attention: Andrew Weisberg

(b)    if to the Holders:

Deep Water Holdings, LLC

c/o Washington Corporations

101 International Drive

P.O. Box 16630

Missoula, MT 59808

Fax: (406) 523-1399

Kyle Roy Washington 2014 Trust

c/o Copper Lion, Inc.

199 East Pearl Ave., Suite 102

P.O. Box 2490

Jackson, WY 83001

Fax: (406) 523-1399

Kevin Lee Washington 2014 Trust

c/o Copper Lion, Inc.

199 East Pearl Ave., Suite 102

P.O. Box 2490

Jackson, WY 83001

Fax: (406) 523-1399

Kyle Roy Washington 2005 Irrevocable Trust u/a/d July 15, 2005

c/o Copper Lion, Inc.

199 East Pearl Ave., Suite 102

P.O. Box 2490

Jackson, WY 83001

Fax: (406) 523-1399

with a copy (which shall not constitute notice) to:

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, WA 98104-1158

Fax: (206) 370-6040

Attention: Christopher H. Cunningham

Section 3.02    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Shares to the extent permitted herein.

Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by a Holder only in accordance with Section 2.13 hereof.

Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Common Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Shares, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05    Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

Section 3.06    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.07    Governing Law; Jurisdiction. This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York. EACH OF THE PARTIES HERETO CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND ANY UNITED STATES FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN

RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN Section 3.01, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS Section 3.07 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS Section 3.07 IN ANY OTHER COURT OR JURISDICTION.

Section 3.08    Waiver of Immunity. To the extent that the Company or any Holder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and such Holder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

Section 3.09    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from them to any Holder shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first Business Day, following receipt by such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Holder hereunder.

Section 3.10    Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including any agreements among the Company and the Holders (or their predecessors, successors or affiliates) relating to any registration rights of the Holders (or their predecessors, successors or affiliates) with respect to the Company’s share capital.

Section 3.12    Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Washington Entities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the prior written consent of such Holder.

Section 3.13    No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their permitted transferees and assignees) and the Company shall have any obligation hereunder. No recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate of any Holder or any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate of the Holder or any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate thereof, as such, for any obligations of the Holder under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Holder hereunder.

Section 3.15    Interpretation. Article and Section references are to this Agreement, unless otherwise specified. The terms defined in this Agreement include the plural as well as the singular. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by the Holders (and their permitted transferees or assignees) under this Agreement, such action shall be in each such Holder’s (and its permitted transferees or assignees) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business”), all references herein to a “day” are deemed to be a reference to a calendar day.

Section 3.16    Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity or under this Agreement) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SEASPAN CORPORATION

/s/ Bing Chen
Name: Bing Chen
Title: President and Chief Executive Officer

[Signature Page to Washington Entities Registration Rights Agreement]

COPPER LION, INC.

/s/ Christopher Hawks
By:	Christopher Hawks
Title: President

DEEP WATER HOLDINGS, LLC

/s/ Lawrence R. Simkins
By:	Lawrence R. Simkins
Title: Manager

THE KEVIN LEE WASHINGTON 2014 TRUST

/s/ Christopher Hawks
By:	Copper Lion, Inc.
Name: Christopher Hawks
Title: Trustee

KYLE ROY WASHINGTON 2005 IRREVOCABLE TRUST U/A/D/ JULY 15, 2005

/s/ Christopher Hawks
By:	Copper Lion, Inc.
Name: Christopher Hawks
Title: Trustee

THE KYLE ROY WASHINGTON 2014 TRUST

/s/ Christopher Hawks
By:	Copper Lion, Inc.
Name: Christopher Hawks
Title: Trustee

[Signature Page to Washington Entities Registration Rights Agreement]